El Pollo Loco, Inc. Announces Results for the 13 Weeks and

26 Weeks ended June 30, 2004

IRVINE, CA.—(BUSINESS WIRE)—August 11, 2004—El Pollo Loco, Inc. today reported results for its 13 week second quarter and 26 weeks ended June 30, 2004. For simplicity of presentation, the Company has described the 13 week second quarter and 26 week six month periods ended June 25, 2003 as June 30, 2003.

El Pollo Loco reported operating revenues for the 13 weeks ended June 30, 2004 of $55.7 million, which is an increase of $5.4 million, or 10.7%, over operating revenues for the 13 weeks ended June 30, 2003 of $50.3 million. Operating revenues include both sales at company-operated stores and franchise revenues. Same store sales for the system increased 8.0% in the second quarter of fiscal 2004; with company-operated restaurant same store sales increasing 7.1% and franchise restaurant same store sales increasing 8.8%.

Operating income for the second quarter of fiscal 2004 was $3.3 million, a decrease of $2.6 million from second quarter 2003 operating income of $5.9 million. Contributing to this decrease was $1.3 million in bonus payments made to stock option holders related to the revaluation of the options in connection with the bond offering by our parent, EPL Intermediate, Inc., completed in March 2004, $0.8 million in increased advertising expenses due to the timing of media spending, $0.5 million for settlement of an outstanding claim and increased legal fees and $0.2 million for certain Chicago food festivals to support our franchised expansion into that market.

As a result of the increased operating expenses described above and $2.0 million in increased interest expense due to our December 2003 $110.0 million bond offering, we incurred a net loss for the second quarter of fiscal 2004 of $(0.2) million, which was a decrease of $2.8 million from second quarter 2003 net income of $2.6 million.

EBITDA for the second quarter of fiscal 2004 was $6.5 million, a decrease of $2.5 million, or 27.8%, from second quarter 2003 EBITDA of $9.0 million. This decrease is due to the factors described above. EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA and its uses and limitations are discussed further under “Non-GAAP Financial Measures,” below.

Operating revenues for the 26-week period ended June 30, 2004 were $109.6 million, which was an increase of $13.3 million, or 13.8%, over operating revenues for the 26 weeks ended June 30, 2003 of $96.3 million. Same store sales for the system increased 10.4% for the 26 weeks ended June 30, 2004; with company-operated restaurant same store sales increasing 9.5% and franchise restaurant same store sales increasing 11.1%.

Operating income for the 26 weeks ended June 30, 2004 was $9.7 million, an increase of $0.8 million, or 9%, over operating income of $8.9 million for the 26 weeks ended June 30, 2003. Net income for the 26 weeks ended June 30, 2004 was $1.5 million, a decrease of $1.9 million, or 55.9%, from net income for the 26 weeks ended June 30, 2003 of $3.4 million.

EBITDA for the 26 weeks ended June 30, 2004 was $16.1 million, an increase of $1.1 million, or 7.3%, over EBITDA of $15.0 million for the 26 weeks ended June 30, 2003.

Stephen E. Carley, president and CEO of El Pollo Loco, Inc. said, “We continue to be pleased with our same store sales growth in the second quarter of 2004. Our same store sales growth continues to moderate from the double digit growth in the first quarter as we previously disclosed, with expectations of low single digit growth through the remainder of fiscal 2004 as we roll over strong comparable sales in 2003. Although second quarter operating income and EBITDA were impacted by bonus payments, the timing of advertising expenses, and settlement and legal expenses, we were pleased with our ability to continue to build revenues and manage restaurant costs. In regards to our franchise expansion, we recently signed development agreements with franchisees for the El Paso, Texas and Denver, Colorado markets.”

El Pollo Loco’s store count changes for the 26 weeks ended June 30, 2004 are as follows:

	Company	Franchised Stores	Total
December 31, 2003	136	178	314
Q1 2004 – Opened	1	1	2
Q2 – Opened	1	1	2
Q2 – Closed (lease expiration)	(1)	—	(1)
Q2 – Acquisition	2	(2)	—

June 30, 2004	139	178	317

El Pollo Loco currently operates 317 restaurants, located principally in California, with additional restaurants in Arizona, Nevada and Texas. Headquartered in Irvine, California, El Pollo Loco, Inc. is a privately held company owned by affiliates of New York-based equity investment firm American Securities Capital Partners, L.P. and Company management. The chain offers a wide variety of contemporary Mexican-influenced entrees (Pollo Bowls®, Pollo Salads, specialty chicken burritos and more) in addition to individual and family meal quantities of its famous citrus-marinated, flame-grilled chicken. The chicken is served with steaming tortillas, freshly prepared salsas and a wide assortment of side dishes.

Non–GAAP Financial Measure

EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating EBITDA. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

RECONCILIATION OF EBITDA TO NET INCOME (LOSS)

Dollars in thousands

	13 Week Quarter Ended June 30		26 Weeks Ended June 30
	2003	2004	2003	2004
Net income (loss)	$2,574	$(161)	$3,448	$1,523
Adjustments:
Income taxes	1,788	(111)	2,396	1,059
Interest expense, net	1,512	3,537	3,089	7,119
Depreciation and amortization	3,096	3,255	6,091	6,431

EBITDA	$8,970	$6,520	$15,024	$16,132

Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined by federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Also, these forward-looking statements present our estimates and assumptions only as of the date of this press release. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include our substantial level of indebtedness, food-borne-illness incidents, increases in the cost of chicken, our dependence upon frequent deliveries of food and other supplies, our vulnerability to changes in consumer preferences and economic conditions, our sensitivity to events and conditions in the greater Los Angeles area, our ability to compete successfully with other quick service and fast casual restaurants, our ability to expand into new markets, our reliance in part on our franchisees, our ability to support our expanding franchise system and litigation we face in connection with our operations. Actual results may differ materially due to these risks and uncertainties and those described in our Registration Statement on Form S-4/A (Registration no. 333-115486) as filed with the Securities and Exchange Commission on August 11, 2004.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

13 WEEKS AND 26 WEEKS ENDED JUNE 30, 2003 AND 2004 (UNAUDITED)

(In thousands)

	13 Weeks Ended June 30,		26 Weeks Ended June 30,
	2003	2004	2003	2004
OPERATING REVENUE:
Restaurant revenue	$47,000	$52,150	$90,004	$102,604
Franchise revenue	3,290	3,539	6,266	6,926

Total operating revenue	50,290	55,689	96,270	109,530

OPERATING EXPENSES:
Product cost	14,068	16,407	27,224	31,961
Payroll and benefits	12,921	14,020	25,536	28,027
Depreciation and amortization	3,096	3,255	6,091	6,431
Other operating expenses	14,331	18,742	28,486	33,410

Total operating expenses	44,416	52,424	87,337	99,829

OPERATING INCOME	5,874	3,265	8,933	9,701

INTEREST EXPENSE	1,512	3,537	3,089	7,119

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	4,362	(272)	5,844	2,582

PROVISION (BENEFIT) FOR INCOME TAXES	1,788	(111)	2,396	1,059

NET INCOME (LOSS)	2,574	(161)	3,448	1,523

OTHER COMPREHENSIVE LOSS:
Unrealized net loss on valuation of interest Rate swap—net of income taxes of $23 and $17 for the 13 weeks and 26 weeks ended June 30, 2003 respectively	(25)	—	(34)

COMPREHENSIVE INCOME (LOSS)	$2,549	$(161)	$3,414	$1,523

SELECTED INCOME STATEMENT DATA

13 WEEKS ENDED JUNE 30, 2003 AND 2004 (UNAUDITED)

(Amounts expressed as a percentage of restaurant revenue)

	13 Weeks Ended June 30,
	2003	2004
Income Statement Data:
Restaurant revenue	100.0%	100.0%
Product cost	29.9	31.5
Payroll and benefits	27.5	26.9
Depreciation and amortization	6.6	6.2
Other operating expenses	30.5	35.9
Operating income	12.5	6.3
Interest expense	3.2	6.8
Income before income taxes	9.3	(0.5)
Net income (loss)	5.5	(0.3)
Supplementary Income Statement Data:
Restaurant other operating expense	20.1	21.0
Franchise expense	1.7	2.0
General and administrative expense	8.7	12.9
Total other operating expenses	30.5	35.9

SELECTED INCOME STATEMENT DATA

26 WEEKS ENDED JUNE 30, 2003 AND 2004 (UNAUDITED)

(Amounts expressed as a percentage of restaurant revenue)

	26 Weeks Ended June 30,
	2003	2004
Income Statement Data:
Restaurant revenue	100.0%	100.0%
Product cost	30.2	31.1
Payroll and benefits	28.4	27.3
Depreciation and amortization	6.8	6.3
Other operating expenses	31.6	32.6
Operating income	9.9	9.5
Interest expense	3.4	6.9
Income before income taxes	6.5	2.5
Net income	3.8	1.5
Supplementary Income Statement Data:
Restaurant other operating expense	20.6	19.7
Franchise expense	1.8	1.8
General and administrative expense	9.2	11.1
Total other operating expenses	31.6	32.6

CONDENSED STATEMENTS OF CASH FLOWS

26 WEEKS ENDED JUNE 30, 2003 AND 2004 (UNAUDITED)

(In thousands)

	26 Weeks Ended June 30,
	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,448	$1,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and intangible assets	6,091	6,431
Loss on disposal of assets	20	159
Amortization of deferred financing costs	239	589
Changes in operating assets and liabilities:
Notes and accounts receivable—net	(242)	(147)
Inventories	(34)	140
Prepaid expenses and other current assets	(626)	(402)
Income taxes receivable/payable	1,162	862
Other assets	(131)	11
Accounts payable	2,783	486
Accrued salaries and vacation	465	(2,224)
Accrued insurance	1,053	413
Accrued interest	(288)	189
Accrued advertising	101	1,899
Other accrued expenses and current liabilities	218	(594)

Net cash provided by operating activities	14,259	9,335

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property	(6,396)	(8,717)

Net cash used in investing activities	(6,396)	(8,717)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of obligations under capital leases	(516)	(599)
Payments on notes payable	(3,466)	(2,224)
Deferred financing costs	—	(1,431)

Net cash used in financing activities	(3,982)	(4,254)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$3,881	$(3,636)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,895	5,353

CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,776	$1,717

CONDENSED BALANCE SHEETS

DECEMBER 31, 2003 AND JUNE 30, 2004 (UNAUDITED)

(In thousands)

ASSETS	DECEMBER 31, 2003	JUNE 30, 2004
CURRENT ASSETS:
Cash and cash equivalents	$5,353	$1,717
Notes and accounts receivable—net	2,588	2,735
Inventories	1,225	1,085
Prepaid expenses and other current assets	2,562	2,964
Income taxes receivable	709	709
Deferred income taxes	2,893	2,893

Total current assets	15,330	12,103

PROPERTY OWNED—Net	59,397	61,732

PROPERTY HELD UNDER CAPITAL
LEASES—Net	5,907	6,139

GOODWILL	37,898	39,028
DOMESTIC TRADEMARKS	19,800	19,800
OTHER INTANGIBLE ASSETS	25,852	24,563
OTHER ASSETS	679	668

TOTAL ASSETS	$164,863	$164,033

CONDENSED BALANCE SHEETS

DECEMBER 31, 2003 AND JUNE 30, 2004 (UNAUDITED)

(In thousands)

LIABILITIES AND STOCKHOLDER’S DEFICIENCY	DECEMBER 31, 2003	JUNE 30, 2004
CURRENT LIABILITIES:
Current portion of notes payable to SunTrust Bank	$3,667	$3,667
Current portion of obligations under capital leases	1,262	1,266
Current portion of other notes payable	1,222	1,022
Accounts payable	8,779	7,812
Accrued salaries	5,707	3,428
Accrued vacation	1,285	1,340
Accrued insurance	2,248	2,661
Income taxes payable	—	862
Accrued interest	409	598
Accrued advertising	279	2,178
Other accrued expenses and current liabilities	4,242	4,049

Total current liabilities	29,100	28,883

NONCURRENT LIABILITIES:
Senior secured notes	110,000	110,000
Notes payable to SunTrust Bank—less current portion	7,333	5,500
Obligations under capital leases—less current portion	7,922	8,212
Other notes payable—less current portion	1,824	1,634
Deferred income taxes	2,804	2,804
Other noncurrent liabilities	8,496	8,093

Total noncurrent liabilities	138,379	136,243

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S DEFICIENCY:
Common stock, $.01 par value—20,000 shares authorized; 100 shares issued and outstanding
Additional paid-in-capital	—	—
Accumulated deficit	(2,616)	(1,093)

Total stockholder’s deficiency	(2,616)	(1,093)

TOTAL	$164,863	$164,033